FOR IMMEDIATE RELEASE
Telephone: 609-561-9000
Investor Relations Contact: Stephen Clark x 4260 e-mail: sclark@sjindustries.com
Media Contact: Joanne Brigandi x 4240 e-mail: jbrigandi@sjindustries.com
May 6, 2010

SJI Reports First Quarter 2010 Results
Targets Economic EPS Growth of 5-10% for 2010

Folsom, NJ – South Jersey Industries (NYSE: SJI) today announced GAAP income from continuing operations for the first quarter 2010 of $31.6 million, or $1.06 per share, as compared with income of $31.6 million, or $1.06 per share, for the first quarter 2009. Income from continuing operations on an Economic Earnings basis for the first quarter 2010 was $44.6 million, or $1.49 per share, as compared with $43.7 million, or $1.46 per share, for the same period last year.

“Performance for the quarter reflected the benefits of a number of actions taken throughout 2009 that positioned us for growth in 2010 and beyond,” stated SJI Chairman & CEO Edward J. Graham. “Based on our performance in the first quarter, and the initiatives and opportunities in queue for 2010, we are targeting Economic Earnings per Share growth of 5% to 10% over the $2.38 earned in 2009,” continued Graham. SJI’s goal remains to grow long-term Economic Earnings by an average of at least 6% to 7% annually.

A reconciliation of Economic Earnings to net income for the first quarters of 2010 and 2009 is detailed below. The non-GAAP measure, Economic Earnings, makes adjustments to income from continuing operations. Please refer to the Explanation and Reconciliation of Non-GAAP Financial Measures at the end of this release for more information.

	Three Months Ended March 31
	2010	2009
	(In thousands except per share data)

Income from Continuing Operations	$31,568	$31,622
(Minus)/Plus:
Unrealized Mark-to-Market Losses on Derivatives	13,737	10,542
Realized (Gains) /Losses on Inventory Injection Hedges	(694)	1,560
Economic Earnings	$44,611	$43,724

Earnings per Share from Continuing Operations	$1.06	$1.06
(Minus)/Plus:
Unrealized Mark-to-Market Losses on Derivatives	0.45	0.35
Realized (Gains) /Losses on Inventory Injection Hedges	(0.02)	0.05
Economic Earnings per Share	$1.49	$1.46
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SJI Earnings – Add 1

Non-Utility Results: Non-utility operations reported income from continuing operations on a GAAP basis of $5.7 million for the first quarter 2010 compared with $6.6 million in 2009. GAAP results are heavily affected by the impact of mark-to-market accounting rules on our successful commodity marketing activities. On an Economic Earnings basis, non-utility operations contributed $18.7 million for the first quarter 2010, unchanged as compared with first quarter 2009 results.

Our non-utility businesses are grouped in two business segments: Wholesale Energy and Retail Energy. Wholesale Energy is comprised of South Jersey Resources Group, including our activities involving the Marcellus Shale. Retail Energy is comprised of Marina Energy, South Jersey Energy and the remaining non-utility businesses, all of which serve the end-user. Performance in these business segments was as follows:

•	Wholesale Energy –Economic Earnings for the first quarter 2010 reflected income of $16.3 million for this upstream business, as compared with income of $16.1 million in the first quarter of 2009.

We currently have significant gas storage and pipeline capacity under management that historically have created opportunities for this business to lock in attractive margins resulting from volatility in market pricing.

These storage and transportation assets produced a pre-tax value of $42.1 million for the 2009-2010 winter season. Given the development of gas production in the Marcellus, the dynamics of this business are changing. We are actively reviewing our asset management strategies to ensure we are well positioned to optimize the value of our current portfolio of assets, as well as to capitalize on new opportunities in light of these market changes.

We also continue to expand our marketing activities in the Marcellus. In the first quarter we actively marketed 650,000 dekatherms per day in total, with Marcellus gas accounting for 220,000 dekatherms per day. As one of the largest third party marketers in the Marcellus, we view marketing as a significant opportunity as it provides us with competitively priced gas to utilize for our own asset management business, as well as providing us with downstream arbitrage opportunities to earn margins commensurate with the services we provide. We have recently signed five long-term, index-based contracts that, when they begin to flow, will add up to 345,000 dekatherms per day to our Marcellus marketing book.

Regarding the development of gas production on our Marcellus Shale acreage, the leaseholder, St. Mary Land & Exploration Company, has drilled two horizontal wells on our property in McKean County, PA. St. Mary is constructing a gathering line to tie the wells into the interstate sales pipeline, and we expect one of those wells to be fully operational this month. St. Mary also has announced plans to drill two additional wells during 2010. We expect to begin recognizing both a royalty and a working interest revenue stream from these wells during 2010.

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SJI Earnings – Add 2

The Marcellus Shale continues to be viewed as one of the largest potential sources of natural gas in the country. We anticipate that our share of the combined royalties and working interest ownership rights will reflect 10.25% of the value of gas produced on the property.

•
Retail Energy– This downstream business added $2.4 million in Economic Earnings to SJI’s bottom line in the first quarter of 2010, compared with $2.6 million in the prior-year period. First quarter 2010 results were driven by income contributions from the retail electricity contract won in 2009 to provide electricity to over 400 New Jersey school districts, offset by lower heating and cooling demand at our thermal plants.

We announced, in conjunction with our long time business partner DCO Energy under the brand name Energenic, a seventh landfill gas-to-electricity project , which is located in Sussex County, New Jersey. Under a 20-year deal with the Sussex County Municipal Utilities Authority, this $10 million project will generate 3.2 megawatts of electricity when it becomes operational in mid-2011.

We are also seeing strong demand for renewable energy projects, particularly solar energy installations, that should begin contributing materially to earnings in 2010.
Energenic has recently signed a 15-year agreement with Seabrook Farms, a New Jersey-based produce grower. Energenic will build, own and operate this $38 million project that will generate 6 megawatts of electricity when it becomes operational in late 2010.

Utility Business Performance: South Jersey Gas’ net income for the first quarter of 2010 was $25.9 million as compared with $25.0 million last year. Higher net margin was partially offset by higher general operating expenses.

•
Regulatory Update - Work is progressing on the infrastructure projects covered under SJG’s Capital Investment Recovery Tracker approved by the New Jersey Board of Public Utilities in April 2009. SJG invested $60 million of capital expenditures under this program in 2009. In the first quarter, SJG invested an additional $17 million, with $26 million more scheduled for the remainder of 2010. These infrastructure improvements, which will result in enhanced delivery of safe and reliable service to customers, added just over $1 million to net income during the first three months of 2010. This program will provide incremental net income contributions throughout 2010 and 2011.

In January 2010, SJG filed a base rate case with the NJBPU. While we filed for an increase in base rates, when combined with the BGSS rate reduction that customers received in the third quarter of 2009, the impact on customers would be a decrease in rates from mid-2009 levels if the rate request is approved as filed. We expect that the case will be completed late in 2010.

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SJI Earnings – Add 3

•
Customer Growth - South Jersey Gas increased its customer base during the 12-month period ended March 31, 2010, by 3,454 for a total of 345,530 customers. Despite a significant slowdown in the new housing construction market, we achieved this 1.0% increase in total customers primarily through increased conversions to natural gas from other fuel sources. We added 687 conversion customers during the first quarter of 2010 and we anticipate adding over 3,000 customers via conversion in 2010.

SJI’s Financial Position Remains Strong: Our equity-to-capitalization ratio, inclusive of short term debt, was 53% at March 31, 2010. It was also 53% at the end of the March 2009. Our goal remains for this ratio to average at least 50% annually.

Explanation and Reconciliation of Non-GAAP Financial Measures: This press release includes the non-generally accepted accounting principles (“non-GAAP”) financial measures of Economic Earnings, Economic Earnings per share, Non-Utility Economic Earnings, Wholesale Energy Economic Earnings, and Retail Energy Economic Earnings. The accompanying schedule provides a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance.

We define Economic Earnings as: Income from continuing operations, (1) less the change in unrealized gains and plus the change in unrealized losses, as applicable and in each case after tax, on all commodity derivative transactions and the ineffective portion of interest rate derivative transactions that we are marking to market, and (2) adjusting for realized gains and losses, as applicable and in each case after tax, on all hedges attributed to inventory transactions to align them with the related cost of inventory in the period of withdrawal. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn related to derivative transactions. Specifically, we believe that this financial measure indicates to investors the profitability of all portions of these transactions and not just the portion that is subject to mark-to-market valuation measurement. Considering only one side of the transaction can produce a false sense as to the profitability of our derivative activities, as no change in value is reflected for the non-derivative portion of the transaction.

The following table presents a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share:
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SJI Earnings – Add 4	Three Months Ended March 31
	2010	2009
	(In thousands except per share data)

Income from Continuing Operations	$31,568	$31,622
(Minus)/Plus:
Unrealized Mark-to-Market Losses on Derivatives	13,737	10,542
Realized (Gains)/Losses on Inventory Injection Hedges	(694)	1,560
Economic Earnings	$44,611	$43,724

Earnings per Share from Continuing Operations	$1.06	$1.06
(Minus)/Plus:
Unrealized Mark-to-Market Losses on Derivatives	0.45	0.35
Realized (Gains)/Losses on Inventory Injection Hedges	(0.02)	0.05
Economic Earnings per Share	$1.49	$1.46

	Three Months Ended March 31
	2010	2009
	(in thousands except per share data)

Non-Utility Income From Continuing Operations	$5,698	$6,577
(Minus)/Plus:
Unrealized Mark-to-Market Losses on Derivatives	13,737	10,542
Realized (Gains)/Losses on Inventory Injection Hedges	(694)	1,560
Non-Utility Economic Earnings	$18,741	$18,679

Wholesale Energy Income From Continuing Operations	$12,091	$6,141
(Minus)/Plus:
Unrealized Mark-to-Market Losses on Commodity Derivatives	4,940	8,365
Realized (Gains)/Losses on Inventory Injection Hedges	(694)	1,560
Wholesale Energy Economic Earnings	$16,337	$16,066

Retail Energy (Loss)/Income From Continuing Operations	$(6,393)	$436
(Minus)/Plus:
Unrealized Mark-to-Market Losses on Derivatives	8,797	2,177
Retail Energy Economic Earnings	$2,404	$2,613

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SJI Earnings – Add 5

Webcast and Conference Call Details
South Jersey Industries’ Chairman and CEO, Edward J. Graham, will host an open conference call and webcast on Thursday, May 6, 2010 at 10:00 a.m. EDT to discuss the company’s first quarter 2010 results and future prospects. To participate in the conference call, dial 1-888-713-4217 approximately 15 minutes ahead of the scheduled time and enter the participant pass code 23129305. To access the webcast, simply visit the South Jersey Industries website at http://www.sjindustries.com, click on Investors and then click on the webcast icon. A recorded version of the webcast will be available at SJI’s website. A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and entering the pass code 67840084. SJI encourages shareholders, media and members of the financial community to listen to the conference call or webcast.

Forward-Looking Statement
This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

About South Jersey Industries
South Jersey Industries (NYSE: SJI) is an energy services holding company.  A member of the KLD Global Climate 100 Index, SJI offers solutions to global warming through renewable energy, clean technology and efficiency.  South Jersey Gas, one of the fastest growing natural gas utilities in the nation, strongly advocates energy efficiency while safely and reliably delivering natural gas in southern New Jersey. South Jersey Energy Solutions, the parent of SJI’s non-regulated businesses, provides innovative, environmentally friendly energy solutions that help customers control energy costs. South Jersey Energy acquires and markets natural gas and electricity for retail customers and offers energy-related services. Marina Energy develops and operates on-site energy projects.  South Jersey Resources Group provides wholesale commodity marketing and risk management services. South Jersey Energy Service Plus installs, maintains and services residential and commercial heating, air conditioning and water heating systems; services appliances; installs solar systems; provides plumbing services and performs energy audits. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.
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SOURCE: DAVID A. KINDLICK	609-561-9000
STEPHEN H. CLARK
COMPANY NAME: SOUTH JERSEY INDUSTRIES, INC.
MARKET: N
STOCK SYMBOL: SJI

SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
COMPARATIVE EARNINGS STATEMENTS
(In Thousands Except for Per Share Data)
UNAUDITED
	Three Months Ended
	March 31,
	2010	2009
Operating Revenues:
Utility	$196,057	$240,109
Nonutility	133,226	122,067

Total Operating Revenues	329,283	362,176

Operating Expenses:
Cost of Sales - (Excluding depreciation)
- Utility	116,216	162,973
- Nonutility	115,028	102,535
Operations	23,480	22,913
Maintenance	2,816	2,155
Depreciation	8,242	7,660
Energy and Other Taxes	4,872	5,167

Total Operating Expenses	270,654	303,403

Operating Income	58,629	58,773

Other Income and Expense	1,024	461
Interest Charges	(4,966)	(4,893)

Income Before Income Taxes	54,687	54,341

Income Taxes	(21,971)	(20,218)
Equity in Loss of Affiliated Companies	(1,148)	(2,435)

Income from Continuing Operations	31,568	31,688

Loss from Discontinued Operations - (Net of tax benefit)	(29)	(19)

Net Income	31,539	31,669

Less: Net Income Attributable to Noncontrolling Interest in Subsidiaries	-	(66)

Net Income - Attributable to South Jersey Industries, Inc. Shareholders	$31,539	$31,603

Amounts Attributable to South Jersey Industries, Inc. Shareholders
Income from Continuing Operations	$31,568	$31,622
Loss from Discontinued Operations - (Net of tax benefit)	(29)	(19)

Net Income - Attributable to South Jersey Industries, Inc. Shareholders	$31,539	$31,603

Basic Earnings per Common Share Attributable to South Jersey
Industries, Inc. Shareholders:
Continuing Operations	$1.06	$1.06
Discontinued Operations	$(0.00)	$(0.00)

Basic Earnings per Common Share	$1.06	$1.06

Average Shares of Common Stock Outstanding - Basic	29,826	29,752

Diluted Earnings per Common Share Attributable to South Jersey
Industries, Inc. Shareholders:
Continuing Operations	$1.06	$1.06
Discontinued Operations	$(0.01)	$(0.00)

Diluted Earnings per Common Share	$1.05	$1.06

Average Shares of Common Stock Outstanding - Diluted	29,913	29,851